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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 22, 2013 with respect to the consolidated balance sheet of NorthStar Real Estate Income II, Inc., contained in the Prospectus dated May 6, 2013 (the "Prospectus") included in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-185640), and our report dated March 10, 2014 with respect to the consolidated financial statements and schedule of NorthStar Real Estate Income II, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2013, which are incorporated by reference in Supplement No. 14 to the Prospectus. We consent to the use of the aforementioned reports included in, or incorporated by reference in, the Registration Statement, the Prospectus and related Prospectus Supplement, and to the use of our name as it appears under the captions "Experts."

/s/ GRANT THORNTON LLP

New York, New York
March 17, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM